News Release

Virtus Investment Partners Announces Financial Results for First Quarter 2026

▪Earnings Per Share - Diluted of $1.05; Earnings Per Share - Diluted, as Adjusted, of $5.38
▪Total Sales of $5.8B; Net Flows of ($8.4B); Assets Under Management of $149.0B

Hartford, CT, May 1, 2026 - Virtus Investment Partners, Inc. (NYSE: VRTS) today reported financial results for the three months ended March 31, 2026.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2026	3/31/2025	Change	12/31/2025	Change
U.S. GAAP Financial Measures
Revenues	$199.5	$217.9	(8%)	$208.0	(4%)
Operating expenses	$184.1	$181.3	2%	$168.2	9%
Operating income (loss)	$15.4	$36.6	(58%)	$39.8	(61%)
Operating margin	7.7%	16.8%		19.1%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$7.1	$28.6	(75%)	$35.5	(80%)
Earnings (loss) per share - diluted	$1.05	$4.05	(74%)	$5.17	(80%)
Weighted average shares outstanding - diluted	6.806	7.073	(4%)	6.857	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$182.3	$197.6	(8%)	$188.9	(3%)
Operating expenses, as adjusted	$138.5	$143.0	(3%)	$127.8	8%
Operating income (loss), as adjusted	$43.8	$54.6	(20%)	$61.1	(28%)
Operating margin, as adjusted	24.0%	27.6%		32.4%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$36.6	$45.1	(19%)	$49.1	(25%)
Earnings (loss) per share - diluted, as adjusted	$5.38	$6.38	(16%)	$7.16	(25%)

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures. On April 17, 2026 the Company filed a Current Report on Form 8-K announcing a revision to its definition of certain non-GAAP financial measures to include tax benefits realized on amortization of goodwill and intangible assets. Prior periods have been recast to reflect the revisions.

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Non-GAAP information and reconciliations to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	3/31/2026	3/31/2025	Change	12/31/2025	Change
Ending total assets under management	$149.0	$167.5	(11%)	$159.5	(7%)
Average total assets under management	$158.2	$173.6	(9%)	$165.2	(4%)
Total sales	$5.8	$6.2	(7%)	$5.3	8%
Net flows	$(8.4)	$(3.0)	183%	$(8.1)	4%

Total assets under management of $149.0 billion at March 31, 2026 compared with $159.5 billion in the prior quarter due to market performance and net outflows in retail separate accounts, institutional, and U.S. retail funds, partially offset by positive net flows in exchange-traded funds (ETFs) and global funds and the addition of assets from Keystone National Group (Keystone). In addition, the company provided services to $1.6 billion of other fee-earning assets that are not included in assets under management.
Total sales increased 8% to $5.8 billion from $5.3 billion in the prior quarter and included a 26% increase in sales of equity strategies. Institutional sales of $1.2 billion compared with $1.4 billion, with higher equity and multi-asset sales more than offset by lower fixed income and alternatives. Retail separate account sales of $1.4 billion increased from $1.2 billion due to higher intermediary sold sales. Open-end fund sales, including $0.6 billion of ETFs, increased 11% to $3.1 billion.
Net flows of ($8.4) billion compared with ($8.1) billion in the prior quarter and were driven by quality-oriented equity strategies, which are experiencing ongoing style headwinds. Institutional net flows of ($3.2) billion compared with ($3.0) billion and were primarily due to net outflows in global equity. Retail separate account net flows of ($3.9) billion compared with ($2.5) billion and included a large rebalancing of a lower-fee model-only mandate. Open-end fund net flows, which included $0.3 billion of positive ETF net flows, were ($1.3) billion primarily due to net outflows in equities and compared with ($2.5) billion in the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $15.4 million, which includes one month of results from Keystone, decreased from $39.8 million in the prior quarter reflecting a 4% decline in revenues due to lower average assets under management and a 9% increase in operating expenses. The higher operating expenses were primarily due to increased employment expenses as a result of seasonal employment items.

Net income attributable to Virtus Investment Partners, Inc. of $1.05 per diluted share included ($1.69) of realized and unrealized losses on investments, ($0.62) of acquisition and integration costs, ($0.32) of restructuring and severance, ($0.22) of discrete tax adjustments, and ($0.05) of fair value adjustments to contingent consideration, partially offset by $0.21 of fair value adjustments to minority interests. Net income per diluted share of $5.17 in the prior quarter included ($0.40) of CLO expenses, ($0.26) of realized and unrealized losses on investments, ($0.24) of acquisition and integration costs, and ($0.09) of fair value adjustments to contingent consideration, partially offset by $0.53 of fair value adjustments to minority interests and $0.16 of discrete tax adjustments.

The effective tax rate of 54% compared with 28% in the prior quarter, primarily reflecting higher income tax valuation allowances for net unrealized and realized losses as a percentage of pre-tax income compared to the prior quarter.

Non-GAAP Results
Revenues, as adjusted, of $182.3 million, which includes one month of results from Keystone, decreased 3% from $188.9 million in the prior quarter primarily due to lower average assets under management partially offset by a higher average fee rate.
Employment expenses, as adjusted, of $106.2 million increased from $95.8 million in the prior quarter due to $11.4 million of seasonal expenses, primarily payroll taxes and benefits related to the timing of annual incentive payments. Other operating expenses, as adjusted, of $30.6 million compared with $30.2 million in the prior quarter. Employment and other operating expenses each included one month of Keystone results.

Operating income, as adjusted, of $43.8 million and the related margin of 24.0% decreased from $61.1 million and 32.4%, respectively, due to the seasonal employment expenses and lower investment management fees.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted share of $5.38 compared with $7.16 in the prior quarter primarily reflecting $1.26 per share of seasonal expenses and lower investment management fees.

The effective tax rate, as adjusted, of 14% decreased from 18% in the prior quarter due to the impact of the amortization tax benefit on lower pre-tax income.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items and Metrics (Unaudited)
(in millions)

	As of			As of
Select Balance Sheet Items	3/31/2026	3/31/2025	Change	12/31/2025	Change
Cash and cash equivalents	$136.6	$135.4	1%	$386.5	(65%)
Gross debt (1)	$448.0	$235.4	90%	$399.0	12%
Contingent consideration (2)	$126.3	$40.4	213%	$39.1	223%
Manager noncontrolling interests liability (3)	$151.5	$19.2	N/M	$14.9	N/M
Redeemable noncontrolling interests (4)	$130.8	$59.0	122%	$26.8	388%
Total equity excluding noncontrolling interests	$917.4	$893.7	3%	$934.1	(2%)
Metrics
Working capital (5)	$54.0	$137.2	(61%)	$254.0	(79%)
Net debt (cash) (6)	$311.4	$100.0	211%	$12.5	N/M

N/M - Not Meaningful
(1)Excludes deferred financing costs of $8.7 million, $3.7 million, and $9.0 million, as of March 31, 2026, March 31, 2025, and December 31, 2025, respectively
(2)Includes time-based payments as well as fair value estimates of revenue-based earnout and participation payments
(3)Represents minority interests in investment managers held by its employees
(4)Represents minority interests in investment managers subject to equity purchase arrangements. Excludes redeemable noncontrolling interests of consolidated investment products of $62.2 million, $61.6 million, and $76.2 million as of March 31, 2026, March 31, 2025, and December 31, 2025, respectively
(5)Defined as cash and cash equivalents plus accounts receivable, net, and deferred compensation related investments less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, as well as investment manager minority interests distributions, debt principal payments and contingent consideration obligations due within 12 months
(6)Defined as gross debt less cash and cash equivalents in accordance with the company's credit agreement

On March 1, 2026, the company completed its majority investment in Keystone, an investment manager specializing in asset-centric private credit, for $200 million.
Cash and equivalents at March 31, 2026 of $136.6 million declined from $386.5 million at December 31, 2025 primarily due to the closing payment for Keystone, seasonal employment expenses, and return of capital to shareholders. Working capital at March 31, 2026 was $54.0 million.
During the quarter, the company repurchased 73,463 shares for $10.0 million and paid its quarterly dividend which totaled $17.9 million.
Gross debt at March 31, 2026 was $448.0 million, which included $50 million drawn on the company's credit facility. Net debt was $311.4 million, or 1.1x EBITDA.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Friday, May 1, 2026, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year. We routinely post important information for investors on the Investor Relations section of our website and may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NYSE: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment products and services from our investment managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact	Media Relations Contact
Sean Rourke (860) 263-4709 sean.rourke@virtus.com	Laura Parsons (860) 503-1382 laura.parsons@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2026	3/31/2025	Change	12/31/2025	Change
Revenues
Investment management fees	$169,133	$186,091	(9%)	$175,710	(4%)
Distribution and service fees	11,633	12,753	(9%)	12,341	(6%)
Administration and shareholder service fees	17,311	18,007	(4%)	18,351	(6%)
Other income and fees	1,458	1,081	35%	1,621	(10%)
Total revenues	199,535	217,932	(8%)	208,023	(4%)
Operating Expenses
Employment expenses	105,213	109,093	(4%)	94,790	11%
Distribution and other asset-based expenses	20,534	22,896	(10%)	22,142	(7%)
Other operating expenses	36,203	33,059	10%	32,307	12%
Operating expenses of consolidated investment products	2,015	1,000	102%	3,506	(43%)
Restructuring expense	2,871	—	N/M	—	N/M
Change in fair value of contingent consideration	409	—	N/M	800	(49%)
Depreciation expense	1,667	2,345	(29%)	1,719	(3%)
Amortization expense	15,175	12,944	17%	12,944	17%
Total operating expenses	184,087	181,337	2%	168,208	9%
Operating Income (Loss)	15,448	36,595	(58%)	39,815	(61%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	845	(991)	N/M	586	44%
Realized and unrealized gain (loss) of consolidated investment products, net	(14,344)	(7,649)	88%	(337)	N/M
Other income (expense), net	623	998	(38%)	802	(22%)
Total other income (expense), net	(12,876)	(7,642)	68%	1,051	N/M
Interest Income (Expense)
Interest expense	(6,765)	(4,561)	48%	(7,029)	(4%)
Interest and dividend income	2,947	3,016	(2%)	5,033	(41%)
Interest and dividend income of investments of consolidated investment products	48,631	47,553	2%	47,944	1%
Interest expense of consolidated investment products	(34,082)	(34,559)	(1%)	(39,562)	(14%)
Total interest income (expense), net	10,731	11,449	(6%)	6,386	68%
Income (Loss) Before Income Taxes	13,303	40,402	(67%)	47,252	(72%)
Income tax expense (benefit)	7,152	12,350	(42%)	13,400	(47%)
Net Income (Loss)	6,151	28,052	(78%)	33,852	(82%)
Noncontrolling interests	974	595	64%	1,598	(39%)
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$7,125	$28,647	(75%)	$35,450	(80%)
Earnings (Loss) Per Share - Basic	$1.07	$4.12	(74%)	$5.25	(80%)
Earnings (Loss) Per Share - Diluted	$1.05	$4.05	(74%)	$5.17	(80%)
Cash Dividends Declared Per Common Share	$2.40	$2.25	7%	$2.40	—%
Weighted Average Shares Outstanding - Basic	6,690	6,955	(4%)	6,752	(1%)
Weighted Average Shares Outstanding - Diluted	6,806	7,073	(4%)	6,857	(1%)

N/M - Not Meaningful

Assets Under Management - Product and Asset Class
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 7.

(in millions)

	Three Months Ended
	3/31/2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026
By Product (period end):
Open-End Funds (1)	$53,608	$55,653	$55,724	$52,759	$50,231
Closed-End Funds (2)	10,273	10,481	10,867	10,635	12,794
Retail Separate Accounts (3)	46,920	47,445	46,798	43,091	37,341
Institutional Accounts (4)	56,662	57,131	55,936	53,008	48,660
Total	$167,463	$170,710	$169,325	$159,493	$149,026

By Product (average) (5)
Open-End Funds (1)	$56,104	$53,742	$55,889	$54,502	$53,168
Closed-End Funds (2)	10,288	10,183	10,598	10,828	11,632
Retail Separate Accounts (3)	49,321	46,637	47,363	46,287	42,736
Institutional Accounts (4)	57,877	56,397	56,426	53,603	50,670
Total	$173,590	$166,959	$170,276	$165,220	$158,206

By Asset Class (period end):
Equity	$93,624	$96,232	$92,066	$82,584	$70,079
Fixed Income	37,930	38,594	39,750	39,879	39,352
Multi-Asset (6)	20,834	21,430	22,078	21,617	21,586
Alternatives (7)	15,075	14,454	15,431	15,413	18,009
Total	$167,463	$170,710	$169,325	$159,493	$149,026

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (8)
(in basis points)

	Three Months Ended
	3/31/2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026
By Product:
Open-End Funds (1)	47.8	46.7	47.0	44.7	43.5
Closed-End Funds (2)	58.5	58.6	58.5	58.4	72.3
Retail Separate Accounts (3)	42.9	42.9	41.8	42.0	42.9
Institutional Accounts (4)(9)	31.8	31.8	31.6	31.5	32.5
All Products (9)	41.7	41.3	41.2	40.6	41.9

(1)    Represents U.S. retail funds, exchange-traded funds, and global funds
(2)    Consists of traditional closed-end and tender offer funds
(3)    Includes investment models provided to managed account sponsors
(4)     Represents institutional separate and commingled accounts including structured products
(5)    Calculated according to revenue earning basis that includes average daily, weekly, monthly beginning balance, monthly ending balance, or quarter beginning and ending balance, as well as quarter beginning or ending spot balance
(6)    Consists of multi-asset offerings not included in equity, fixed income, and alternatives
(7)    Consists of listed real estate, managed futures, infrastructure, event-driven, private markets, and other strategies
(8)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(9)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	3/31/2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026
Closed-end Funds	—	—	—	—	7.9
Institutional Accounts	0.2	0.7	0.2	0.1	—
All Products	0.1	0.2	0.1	—	0.6
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended
	3/31/2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026
Open-End Funds (1)
Beginning balance	$56,073	$53,608	$55,653	$55,724	$52,759
Inflows	3,038	2,825	2,815	2,760	3,056
Outflows	(4,110)	(3,806)	(3,901)	(5,260)	(4,402)
Net flows	(1,072)	(981)	(1,086)	(2,500)	(1,346)
Market performance	(1,250)	3,211	1,335	82	(1,185)
Other (2)	(143)	(185)	(178)	(547)	3
Ending balance	$53,608	$55,653	$55,724	$52,759	$50,231

Closed-End Funds (3)
Beginning balance	$10,225	$10,273	$10,481	$10,867	$10,635
Inflows	5	4	3	—	48
Outflows (4)	(40)	(2)	(10)	(52)	(106)
Net flows	(35)	2	(7)	(52)	(58)
Market performance	257	378	581	52	563
Other (2)	(174)	(172)	(188)	(232)	1,654
Ending balance	$10,273	$10,481	$10,867	$10,635	$12,794

Retail Separate Accounts (5)
Beginning balance	$49,536	$46,920	$47,445	$46,798	$43,091
Inflows	1,742	1,468	1,449	1,205	1,439
Outflows	(2,410)	(2,264)	(2,666)	(3,724)	(5,307)
Net flows	(668)	(796)	(1,217)	(2,519)	(3,868)
Market performance	(1,947)	1,322	579	(1,187)	(1,882)
Other (2)	(1)	(1)	(9)	(1)	—
Ending balance	$46,920	$47,445	$46,798	$43,091	$37,341

Institutional Accounts (6)
Beginning balance	$59,167	$56,662	$57,131	$55,936	$53,008
Inflows	1,455	1,283	2,006	1,381	1,238
Outflows	(2,659)	(3,455)	(3,548)	(4,408)	(4,392)
Net flows	(1,204)	(2,172)	(1,542)	(3,027)	(3,154)
Market performance	(1,170)	2,844	498	274	(1,377)
Other (2)	(131)	(203)	(151)	(175)	183
Ending balance	$56,662	$57,131	$55,936	$53,008	$48,660

Total
Beginning balance	$175,001	$167,463	$170,710	$169,325	$159,493
Inflows	6,240	5,580	6,273	5,346	5,781
Outflows	(9,219)	(9,527)	(10,125)	(13,444)	(14,207)
Net flows	(2,979)	(3,947)	(3,852)	(8,098)	(8,426)
Market performance	(4,110)	7,755	2,993	(779)	(3,881)
Other (2)	(449)	(561)	(526)	(955)	1,840
Ending balance	$167,463	$170,710	$169,325	$159,493	$149,026

(1)     Represents U.S. retail funds, exchange-traded funds, and global funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products, and the use of leverage
(3)     Consists of traditional closed-end and tender offer funds
(4)    Primarily represents fund shares repurchased due to tender offers
(5)    Includes investment models provided to managed account sponsors
(6)     Represents institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Management uses these measures to evaluate the company’s financial performance and operational decision-making. Management believes that these non-GAAP financial measures, when presented together with directly comparable U.S. GAAP measures, are useful to investors and other interested parties to provide additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management. Please see the Notes to Reconciliations on page 13 for additional information on how these measures reflect the company’s operating results. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Also, the non-GAAP financial measures referenced in this release may not be comparable to the similarly titled measures used by other companies.

The following are reconciliations and related notes of the most directly comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	3/31/2026	3/31/2025	12/31/2025
Total revenues, GAAP	$199,535	$217,932	$208,023
Consolidated investment products revenues (1)	3,287	2,575	3,015
Investment management fees (2)	(8,898)	(10,140)	(9,798)
Distribution and service fees (2)	(11,636)	(12,756)	(12,344)
Total revenues, as adjusted	$182,288	$197,611	$188,896

Operating Expenses
Total operating expenses, GAAP	$184,087	$181,337	$168,208
Consolidated investment products expenses (1)	(2,015)	(1,000)	(3,506)
Distributions to minority interests (3)	292	193	(799)
Distribution and other asset-based expenses (4)	(20,534)	(22,896)	(22,142)
Amortization of intangible assets (5)	(15,175)	(12,944)	(12,944)
Restructuring expense (6)	(2,871)	—	—
Deferred compensation and related investments (7)	27	107	(167)
Acquisition and integration expenses (8)	(6,011)	(417)	(3,013)
Other (9)	679	(1,359)	2,136
Total operating expenses, as adjusted	$138,479	$143,021	$127,773

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 11.

	Three Months Ended
Operating Income (Loss)	3/31/2026	3/31/2025	12/31/2025
Operating income (loss), GAAP	$15,448	$36,595	$39,815
Consolidated investment products (earnings) losses (1)	5,302	3,575	6,521
Distributions to minority interests (3)	(292)	(193)	799
Amortization of intangible assets (5)	15,175	12,944	12,944
Restructuring expense (6)	2,871	—	—
Deferred compensation and related investments (7)	(27)	(107)	167
Acquisition and integration expenses (8)	6,011	417	3,013
Other (9)	(679)	1,359	(2,136)
Operating income (loss), as adjusted	$43,809	$54,590	$61,123

Operating margin, GAAP	7.7%	16.8%	19.1%
Operating margin, as adjusted	24.0%	27.6%	32.4%

Income (Loss) Before Taxes
Income (loss) before taxes, GAAP	$13,303	$40,402	$47,252
Consolidated investment products (earnings) losses (1)	526	(18)	245
Distributions to minority interests (3)	433	(193)	799
Goodwill and intangible assets (5)	15,175	12,944	12,944
Restructuring expense (6)	2,871	—	—
Deferred compensation and related investments (7)	492	613	324
Acquisition and integration expenses (8)	6,011	417	3,013
Other (9)	(679)	1,359	(2,136)
Seed capital and CLO investments (gains) losses (10)	5,799	1,478	(797)
Income (loss) before taxes, as adjusted	$43,931	$57,002	$61,644

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$7,152	$12,350	$13,400
Tax impact of:
Goodwill and intangible assets (5)	(1,192)	(1,197)	(1,297)
Restructuring expense (6)	712	—	—
Deferred compensation and related investments (7)	122	162	82
Acquisition and integration expenses (8)	1,491	110	762
Other (9)	(1,537)	(918)	1,971
Seed capital and CLO investments (gains) losses (10)	(808)	(67)	(3,907)
Income tax expense (benefit), as adjusted	$5,940	$10,440	$11,011

Effective tax rate, GAAPA	53.8%	30.6%	28.4%
Effective tax rate, as adjustedB	13.5%	18.3%	17.9%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

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Virtus Investment Partners, Inc. 12.

	Three Months Ended
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	3/31/2026	3/31/2025	12/31/2025
Net income (loss) attributable to Virtus Investment Partners, Inc.	$7,125	$28,647	$35,450
Goodwill and intangible assets, net of tax (5)	15,888	14,115	14,224
Restructuring expense, net of tax (6)	2,159	—	—
Deferred compensation and related investments (7)	370	451	242
Acquisition and integration expenses, net of tax (8)	4,520	307	2,251
Other, net of tax (9)	(64)	53	(6,163)
Seed capital and CLO investments (gains) losses, net of tax (10)	6,607	1,545	3,110
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$36,605	$45,118	$49,114
Weighted average shares outstanding - diluted	6,806	7,073	6,857

Earnings (loss) per share - diluted, GAAP	$1.05	$4.05	$5.17
Earnings (loss) per share - diluted, as adjusted	$5.38	$6.38	$7.16

Administration and Shareholder Services Fees
Administration and shareholder service fees, GAAP	$17,311	$18,007	$18,351
Consolidated investment products fees (1)	50	22	28
Administration and shareholder service fees, as adjusted	$17,361	$18,029	$18,379

Employment Expenses
Employment expenses, GAAP	$105,213	$109,093	$94,790
Distributions to minority interests (3)	292	193	(799)
Deferred compensation and related investments (7)	27	107	(167)
Acquisition and integration expenses (8)	—	(417)	(116)
Other (9)	679	414	2,136
Employment expenses, as adjusted	$106,211	$109,390	$95,844

Other Operating Expenses
Other operating expenses, GAAP	$36,203	$33,059	$32,307
Acquisition and integration expenses (8)	(5,602)	—	(2,097)
Other (9)	—	(1,773)	—
Other operating expenses, as adjusted	$30,601	$31,286	$30,210

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$(12,876)	$(7,642)	$1,051
Consolidated investment products (1)	7,282	6,759	116
Distributions to minority interests (3)	725	—	—
Deferred compensation and related investments (7)	547	744	419
Seed capital and CLO investments (gains) losses (10)	5,799	1,478	(797)
Total other income (expense), net as adjusted	$1,477	$1,339	$789

Interest and Dividend Income
Interest and dividend income, GAAP	$2,947	$3,016	$5,033
Consolidated investment products (1)	2,491	2,642	1,990
Deferred compensation and related investments (7)	(28)	(24)	(262)
Interest and dividend income, as adjusted	$5,410	$5,634	$6,761
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Virtus Investment Partners, Inc. 13.

	Three Months Ended
Total Noncontrolling Interests	3/31/2026	3/31/2025	12/31/2025
Total noncontrolling interests, GAAP	$974	$595	$1,598
Consolidated investment products (1)	(526)	18	(245)
Distributions to minority interests (3)	(433)	193	(799)
Amortization of intangible assets (5)	(479)	(26)	(17)
Other (9)	(922)	(2,224)	(2,056)
Total noncontrolling interests, as adjusted	$(1,386)	$(1,444)	$(1,519)

Notes to Reconciliations:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and collateralized loan obligations (CLOs) that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party retail client intermediaries who maintain the client relationship and are responsible for distributing company sponsored investment products and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distributions to minority interests - Earnings allocated and distributed to limited partners of a majority owned manager are recorded as employment expenses and other expense in the financial statements. Management believes reclassifying these earnings distributions to noncontrolling interests to reflect these payments as non-operating earnings distributions aids in comparing the company's operating results with other asset managers that do not have majority-owned managers.
4.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
5.Goodwill and intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related goodwill and intangible assets, including any portion that is allocated to noncontrolling interests, and the economic tax benefit realized on amortization of such assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions as well as comparing prior periods.
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Virtus Investment Partners, Inc. 14.

Components of Goodwill and Intangible Assets for the respective periods are shown below:

	Three Months Ended
Goodwill and Intangible Assets	3/31/2026	3/31/2025	12/31/2025
Amortization expenses	$15,175	$12,944	$12,944
Tax impact of adjustments	(3,763)	(3,419)	(3,272)
Non-controlling interest impact of adjustments	(479)	(26)	(17)
Economic tax benefit realized on amortization	4,955	4,616	4,569
Total Goodwill and Intangible Assets	$15,888	$14,115	$14,224

6.Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
7.Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
8.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include certain transaction related employment expenses, closing costs, professional fees, and financing fees as well as any change in the fair value of contingent consideration. Integration expenses include costs incurred that are attributable to combining businesses, including compensation, restructuring expense, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the Company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	3/31/2026	3/31/2025	12/31/2025
Employment expenses	$—	$417	$116
Other operating expenses	5,602	—	2,097
Change in fair value of contingent consideration	409	—	800
Tax impact of adjustments	(1,491)	(110)	(762)
Total Acquisition and Integration Expenses	$4,520	$307	$2,251

9.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted to exclude fair value measurements of investment manager minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs, amortization of lease termination fees and transition related expense (benefit). Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs in connection with a debt modification. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the Company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

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Virtus Investment Partners, Inc. 15.

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Virtus Investment Partners, Inc. 16.

	Three Months Ended
Other	3/31/2026	3/31/2025	12/31/2025
Employment expense fair value adjustments	$(679)	$(414)	$(2,136)
Amortization of lease termination fees	—	1,773	—
Tax impact of adjustments	168	(359)	540
Other discrete tax adjustments	1,369	1,277	(2,511)
Manager minority interest fair value adjustments	(922)	(2,224)	(2,056)
Total Other	$(64)	$53	$(6,163)

Seed Capital and CLO Related
10.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by seed capital and CLO investments can vary significantly from period to period and do not reflect the Company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the Company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2025 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) reduction in our assets under management; (ii) financial or business risks from strategic transactions; (iii) withdrawal, renegotiation or termination of investment management agreements; (iv) damage to our reputation; (v) inability to satisfy financial debt covenants and required payments; (vi) lack of sufficient capital on satisfactory terms; (vii) inability to attract and retain key personnel; (viii) challenges from competition; (ix) adverse developments related to unaffiliated subadvisers; (x) negative changes in key distribution relationships; (xi) interruptions, breaches, or failures of technology systems; (xii) loss on our investments; (xiii) adverse regulatory and legal developments; (xiv) failure to comply with investment guidelines or other contractual requirements; (xv) adverse civil litigation, government investigations, or proceedings; (xvi) unfavorable changes in tax laws or unanticipated tax obligations; (xvii) impediments from certain corporate governance provisions; (xviii) losses or costs not covered by insurance; (xix) impairment of goodwill or other intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2025 Annual Report on Form 10-K, and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.